Exhibit 99.1

Ophthotech Reports First Quarter 2014

Financial Results and Provides Business Update

- Conference Call and Webcast, Today, May 13, at 8:00 a.m. ET —

New York, NY, May 13, 2014 — Ophthotech Corporation (Nasdaq: OPHT) today announced financial results for the first quarter ended March 31, 2014 and provided an update on the Company’s business including its product development programs.

Review of First Quarter Accomplishments

•                  In January 2014, the Company reached an enrollment milestone resulting in a second tranche payment of $41.7 million to the Company under its $125.0 million royalty financing agreement with Novo A/S. A potential third tranche of $41.7 million under this royalty agreement remains available to the Company based upon a further patient enrollment milestone.

•                  In February 2014, Ophthotech completed a follow-on public offering of common stock resulting in net proceeds of approximately $55.4 million for the Company.

•                  The Company’s Fovista™ Phase 3 clinical program in wet age-related macular degeneration (AMD) remains on track.

•                  As scheduled, the Company activated initial trial sites for the third clinical trial with Fovista™ in combination with Avastin® (bevacizumab) and Eylea® (aflibercept).

•                  Ophthotech announced its strategy to expand its Fovista anti-PDGF therapy program beyond the pivotal Phase 3 clinical trials in wet AMD and to advance its Zimura™ program in both dry and wet AMD. Zimura™ is an inhibitor of complement factor C5.

•                  Plans are underway for multiple expansion trials of Fovista™ in wet AMD. These trials include the investigation of Fovista™ administered with anti-VEGF therapy for the potential reduction in the treatment burden for patients, the potential improvement of visual outcome for anti-VEGF treatment-resistant cases and the potential reduction of subretinal fibrosis to prevent sub-optimal visual outcome over the long-term. These studies are scheduled to commence this year.

•                  Ophthotech also expects to advance its second product candidate, ZimuraTM, to a Phase 2/3 clinical trial for treatment of geographic atrophy, a severe form of dry AMD, late this year or early in 2015. In addition, a Phase 2 clinical trial is planned for Zimura™ and FovistaTM in combination with anti-VEGF therapy for wet AMD patients believed to have complement-mediated inflammation. This trial is scheduled to initiate in 2015.

•                  Ophthotech hosted its first R&D Day on March 7, 2014. A panel of 10 leading retinal specialists gave their insight into the Fovista™ pivotal Phase 3 program and planned expansion clinical trials, the progress and challenges in the treatment of AMD, along with a look at the future of wet and dry AMD therapies.

“It has been a very productive first quarter which was highlighted by our successful follow-on public offering and the achievement of the second tranche payment under the company’s royalty financing agreement with Novo A/S,” said David Guyer, M.D., Chief Executive Officer of Ophthotech. “To continue to build shareholder value, we remain focused on our execution strategy for the ongoing Fovista™ Phase 3 program, as we begin the next chapter of our mission to address multiple areas of unmet need in the growing AMD markets. Through science-driven results, we are expanding our Fovista™ and Zimura™ programs by tripling the number of planned or ongoing clinical trials for 2014 and 2015, with data expected to begin in 2015.”

Financial Results

As of March 31, 2014, the Company had $290.8 million in cash, cash equivalents and marketable securities. Operating expenses for the quarter ended March 31, 2014 were $20.7 million, with $14.4 million attributable to research and development. This compares to operating expenses of $4.1 million and research and development expenses of $2.4 million for the same period in 2013. The Company reported a net loss for the quarter ended March 31, 2014 of $20.7 million, or $0.64 per share.

About the FovistaTM Phase 3 Program

The FovistaTM Phase 3 program consists of three clinical trials to evaluate the safety and efficacy of Fovista™ anti-PDGF therapy, which Ophthotech is developing for use in combination with anti-VEGF drugs for the treatment of wet age-related macular degeneration. The Company expects to enroll a total of 1,866 patients in the three trials in more than 225 centers worldwide and to have initial, topline data from the Fovista™ Phase 3 clinical program available in 2016.

Conference Call/Web Cast Information

Ophthotech will host a conference call/audio web cast to discuss the Company’s financial and operating results and product development programs and to provide a general business update. The call is scheduled for May 13 at 8:00 a.m. Eastern Time. To participate in this conference call, dial 888-438-5535 (USA) or 719-457-2727 (International), passcode 7962682, shortly before 8:00 a.m. Eastern Time. A replay of the call will be available from approximately two hours following the live call for one week. The replay number is 888-203-1112 (USA) or 719-457-0820 (International), passcode 7962682. The audio webcast can be accessed at: www.ophthotech.com.

About Ophthotech Corporation

Ophthotech is a biopharmaceutical company specializing in the development of novel therapeutics to treat diseases of the eye, with a focus on developing innovative therapies for age-related macular degeneration (AMD). Ophthotech’s most advanced product candidate, Fovista™ anti-PDGF therapy, is in Phase 3 clinical trials for use in combination with anti-VEGF drugs for the treatment of wet AMD. Ophthotech’s second product candidate Zimura™, an inhibitor of complement factor C5, is being developed for the treatment of dry and wet forms of AMD. For more information, please visit www.ophthotech.com.

Forward-looking Statements

Any statements in this press release about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release,

Ophthotech’s forward looking statements include statements about the availability of future funding under its royalty financing agreement, the conduct of the Fovista Phase 3 clinical program, including obtaining initial, top-line data from the Fovista Phase 3 clinical program and seeking marketing approval for Fovista, the potential of Fovista as a wet AMD combination therapy, the initiation of additional clinical trials for Fovista and Zimura and obtaining data from these additional planned trials. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those express or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory approvals or other actions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the SEC. Any forward-looking statements represent Ophthotech’s views only as of the date of this press release. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so.

Contacts:

Investors
Kathy Galante
Ophthotech Corporation
Vice President, Investor Relations and Corporate Communications
212-845-8231
kathy.galante@ophthotech.com

Media

Jarrod Aldom

SmithSolve LLC on behalf of Ophthotech Corporation
973-442-1555 ext. 112

jarrod.aldom@smithsolve.com